SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 3, 2005

             MedImmune, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19131	52-1555759
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

     One MedImmune Way, Gaithersburg, MD   20878

(Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code (301) 398-0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act                         (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act                          (17 CFR 240.13e-4(c))

Section 1 - Registrants Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Wayne T. Hockmeyer, Ph.D., Founder and current Chairman of the Board of MedImmune, Inc. (the “Company”), has been employed by the Company as President of its wholly owned subsidiary, MedImmune Ventures, Inc., pursuant to an Employment Agreement described in greater detail in the Company’s Definitive Proxy Statement on Schedule 14A relating to the Company’s 2005 Annual Meeting of Stockholders (the “2005 Proxy Statement”), which agreement expired in accordance with its terms as of October 1, 2005.

On October 3, 2005, the Company entered into a new Employment Agreement effective October 1, 2005 with Dr. Hockmeyer that will expire in accordance with its terms on October 1, 2006. Dr. Hockmeyer’s annual base salary remains at $550,000 per year and all other terms and conditions of the new Employment Agreement are the same as those set forth in the previous Employment Agreement. Subject to the foregoing, the description of those terms and conditions are hereby incorporated by reference to the 2005 Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIMMUNE, INC.

By:	/S/William C. Bertrand, Jr.
William C. Bertrand, Jr.
Vice President, Secretary and General Counsel

Date: October 6, 2005